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                                                                      EXHIBIT 15

                LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION


                     ACKNOWLEDGEMENT OF INDEPENDENT AUDITORS


The Board of Directors and Audit Committee
Corus Bankshares, Inc.


We are aware of the incorporation by reference in the following Registration Statements of our report dated August 7, 2003 relating to our review of the unaudited consolidated interim financial statements of Corus Bankshares, Inc. as of and for the three and six month periods ended June 30, 2003 that is included in its Form 10-Q for the quarter ended June 30, 2003:

         o Registration Statement (Form S-8 No. 333-53385) pertaining to the Corus Bankshares, Inc. Commission Program for Commercial Loan Officers

         o Registration Statement (Form S-8 No. 333-77481) pertaining to the Corus Bankshares, Inc. 1999 Stock Option Plan


                                                   /s/ Ernst & Young LLP


Chicago, Illinois
August 7, 2003


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